Exhibit 10.2

Exhibit A to Asset Purchase Agreement

PRINCIPAL STOCKHOLDER AGREEMENT

THIS PRINCIPAL STOCKHOLDER AGREEMENT (this “Agreement”), is dated as of July 20, 2004, by and among David S. Oros (“Executive”), NexGen Technologies, L.L.C. (“NexGen”) and Slingshot Acquisition Corporation, a Delaware corporation (“Buyer”).  Unless otherwise indicated, capitalized terms used herein that are not otherwise defined herein shall have the meanings specified in the Asset Purchase Agreement (as defined below).

WHEREAS, concurrently with the execution hereof, Aether Systems, Inc., a Delaware corporation (“Seller”), and Buyer have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”);

WHEREAS, Executive owns directly 1,191,289, and indirectly through NexGen 3,326,754, shares of Common Stock, par value $.01 per share, of the Seller (together, “Seller Common Stock”);

WHEREAS, the Seller is required to obtain the approval of the transactions contemplated by the Asset Purchase agreement and the adoption of the Asset Purchase Agreement by the Seller’s stockholders under the Delaware General Corporation Law (the “DGCL”) and intends to call a special meeting of the Seller’s stockholders to seek such approval and adoption (the “Stockholders’ Meeting”);

WHEREAS, as a condition to its willingness to enter into the Asset Purchase Agreement, Buyer has required that the Executive and NexGen agree, and the Executive and NexGen have agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING

1.1.          Voting of the Seller Stock.  Executive shall, unless this Agreement has been terminated in accordance with its terms:

(a)           vote, or cause to be voted, the Seller Common Stock in favor of the transactions contemplated by the Asset Purchase Agreement and the adoption of the Asset Purchase Agreement at the Stockholders’ Meeting, and against any Acquisition Proposal and any other action that may reasonably be expected to impede, interfere with, delay, postpone, attempt to discourage or have a material adverse effect on the consummation of, the transaction contemplated by the Asset Purchase Agreement;

(b)           if requested by Buyer, execute (and not revoke) a proxy in favor of Buyer or such other Person as Buyer may designate in writing to vote the Seller Common Stock in favor of the transaction contemplated by the Asset Purchase Agreement and the adoption of the Asset Purchase Agreement at the Stockholders’ Meeting; provided, however, that the foregoing proxy shall terminate immediately upon the termination of this Agreement in accordance with its terms, including with respect to matters as to which a record date has theretofore passed; or

(c)           if requested by Buyer, execute a written consent of stockholders pursuant to Section 228 of the DGCL approving the transactions contemplated by the Asset Purchase Agreement and adopting the Asset Purchase Agreement.

1.2           No Limitation on Actions of the Executive as Director.  Buyer acknowledges that Executive is an officer and director of the Seller and notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to apply to, or limit in any manner, the discretion of Executive with respect to any action to be taken (or omitted) by Executive in the Executive’s fiduciary capacity as an officer or director of Seller.

ARTICLE II

ADDITIONAL COVENANTS

2.1.          No Inconsistent Action.  Unless and until this Agreement is terminated in accordance with its terms and except as required by order of a court of competent jurisdiction, Executive shall not, and shall not permit NexGen to:  (i) sell, transfer, convey, assign, pledge or otherwise dispose of (or agree to sell, transfer, convey, assign, pledge or otherwise dispose of) any of the Seller Common Stock or any rights therein, (ii) enter into any voting agreement with any Person with respect to any of the Seller Common Stock, (iii) grant to any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Seller Common Stock, (iv) deposit any of the Seller Common Stock in a voting trust or (v) otherwise enter into any agreement or arrangement with any Person limiting or affecting Executive’s or NexGen’s legal power, authority or right to vote the Seller Common Stock or take any other action that could reasonably be expected to prevent or hinder the performance of Executive’s or NexGen’s obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EXECUTIVE AND NEXGEN

3.1.          The Seller Common Stock.  As of the date hereof, Executive is the beneficial owner of 4,518,043 shares of Seller Common Stock, free and clear of any arrangements affecting the right to vote or dispose of such Seller Common Stock, except as contemplated by this Agreement.  Other than such shares of Seller Common Stock, Executive does not own, beneficially or of record any other shares of capital stock of the Seller or any securities convertible or exchangeable for shares of capital stock of the Seller.  In the event Executive or NexGen exercises any option, warrant or other right to acquire common stock of the Seller, such common stock shall be considered Seller Common Stock hereunder and subject to all of the provisions hereof.

3.2.          Authority; No Conflicts.  Executive and NexGen each has the full legal power, authority and right to enter into this Agreement, to execute and deliver this Agreement, to perform its obligations hereunder.  This Agreement constitutes a valid and binding obligation of Executive and NexGen enforceable against it in accordance with its terms.  Except as required by the Exchange Act, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the execution of this Agreement by Executive or NexGen or the performance of Executive’s or NexGen’s obligations hereunder.  The execution and delivery of this Agreement by Executive and NexGen and the performance of Executive’s and NexGen’s obligations hereunder will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) (i) of any judgment, injunction, order, notice, decree, statute, law, ordinance, arrangement, rule or regulation applicable to Executive or NexGen or (ii) under any agreement to which Executive or NexGen is a party or by which Executive or NexGen is bound.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
BUYER

4.1.          Authority; No Conflicts.  Buyer has the full legal power, authority and right to enter into this Agreement, to execute and deliver this Agreement and to perform its respective obligations hereunder.  This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms.  No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the execution of this Agreement by Buyer or the performance by Buyer of its obligations hereunder.  The execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) (a) of any judgment, injunction, order, notice, decree, statute, law, ordinance, arrangement, rule or regulation applicable to Buyer, (b) under any provision of its organizational documents or (c) under any agreement to which Buyer is a party or by which Buyer (or any of its respective assets) is bound, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license.

ARTICLE V
TERMINATION

5.1.          Termination.  This Agreement may be terminated as follows:

(a)           Automatically.  All obligations under this Agreement shall terminate at the earlier of Closing or the termination of the Asset Purchase Agreement.

(b)           Mutual Consent.  By mutual written consent of Buyer, Executive and NexGen at any time.

(c)           Buyer or Executive.  By either Buyer, Executive or NexGen, by written notice to the other party, if any Governmental Authority shall have issued an order permanently enjoining, restraining or otherwise prohibiting the transaction contemplated by the Asset Purchase Agreement and such order shall have become final and nonappealable.

(d)           Executive.  By Executive or NexGen, by written notice to Buyer, (i) at any time, if Buyer shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or if capable of being cured, has not been cured within thirty (30) days after the giving of written notice to Buyer and (ii) at any time after the Stockholders Meeting if the Seller Stockholders’ do not approve the transaction contemplated by the Asset Purchase Agreement and the adoption of the Asset Purchase Agreement.

(e)           Buyer.  By Buyer, by written notice to Executive and NexGen, (i) at any time, if Executive shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured, or if capable of being cured, has not been cured within thirty (30) days after the giving of written notice to Executive and NexGen, and provided further that such termination may only occur, (ii) at any time prior to the Stockholders’ Meeting, if the board of directors of Seller or any committee thereof withdraws its approval or recommendation of the transactions contemplated by the Asset Purchase Agreement and the adoption of the Asset Purchase Agreement and (iii) at any time after the Stockholders’ Meeting if the stockholders of Seller do not vote in favor of the transactions contemplated by the Asset Purchase Agreement and the adoption of the Asset Purchase Agreement at the Stockholders’ Meeting.

5.2.          Effect of Termination.

(a)           No party shall have any liability or obligation hereunder to any other party or their respective officers or directors other than in the event of termination as provided in Section 5.1(d) or (e).

ARTICLE VI

MISCELLANEOUS

6.1.          Further Assurances.  Each party hereto shall, upon request of any other party, execute and deliver all such further documents and instruments and take all reasonable action as may be deemed by such requesting party to be necessary or desirable to carry out the provisions hereof.

6.2.          Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) will be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in the State of New York.

6.3.          Entire Agreement.  This Agreement and, to the extent referred to herein, the Asset Purchase Agreement, constitute the entire agreement between Buyer and Executive with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Buyer and Executive with respect to the subject matter hereof.

6.4.          Obligations of Successors; Assignment.  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors, legal representatives and assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by operation of law or otherwise or by any of the parties hereto without the prior written consent of the other parties.

6.5.          Amendment; Waiver.  Any provisions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof.  No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby.  Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provisions or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

6.6.          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

6.7.          Notices.  Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five (5) Business Days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, twenty-four (24) hours after deposit with an overnight courier, or after confirmation of delivery by facsimile on a Business Day (unless arrangements have otherwise been made to receive such notice by facsimile outside of normal business hours), addressed as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

If to Buyer:

c/o Platinum Equity Advisors, LLC
2049 Century Park East, Suite 2700
Los Angeles, California 90067
Telephone:  (310) 712-1850
Fax:  (310) 712-1863
Attention:  Eva M. Kalawski, Esq.

If to Executive or NexGen:

David S. Oros

11500 Cronridge Drive, Suite 110

Owings Mills, Maryland  21117

Telephone:  (443) 394-5214
Fax:  (410) 356-8689

With a copy (which shall not constitute effective notice) to:

Kirkland & Ellis LLP

655 15th Street, N.W., Suite 1200

Washington, D.C.  20005

Fax:  (202) 879-5200

Attention:  Mark D. Director, Esq.

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 6.7.  A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.  Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

6.8.          Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and performed in that state.  Each party hereto hereby (i) irrevocably and unconditionally submits in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts in the state of New York, and appellate courts from any thereof and (ii) consents that any action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

6.9.          Cumulative Remedies.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.10.        Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.11.        Survival.  The representations, warranties and covenants under this Agreement shall terminate on the earlier of termination of this Agreement or the Closing Date and no action or claim for damages resulting from any misrepresentation or breach of warranty or covenant shall be brought or made after such period, except that such time limitation shall not apply to any claims for misrepresentations and breach of warranties or covenants which have been asserted and which are the subject of a written notice prior to the expiration of such survival period, which notice specifies in reasonable detail the nature of the claim.

6.12.        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  The signatures of the parties to this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

EXECUTIVE

By:	/s/ David S. Oros
Name: David S. Oros

NEXGEN TECHNOLOGIES, L.L.C.

By	/s/ David S. Oros
Name: David S. Oros
Title: Managing Member

SLINGSHOT ACQUISITION CORPORATION

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President and Secretary